For Immediate Release

Contact: D. Linn Wiley
President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. Reports First Quarter Earnings

Ontario, CA — April 23, 2004 — CVB Financial Corp. (NASDAQ:CVBF) today announced net income for the first quarter of 2004 of $10.1 million. This represents a decrease of $2.6 million when compared with net income of $12.7 million reported for the first quarter of 2003. Net income was $0.20 per diluted share for the first quarter of 2004, compared with the $0.26 per diluted share for 2003. The reduction in net income was the result of a $6.3 million write-down of two issues of preferred stock issued by the Federal Home Loan Mortgage Corporation (Freddie Mac).

Without this write-down, the Company would have had net income of $14.3 million for the first quarter of 2004. This would have resulted in an increase of $2.1 million, or 17.52%, when compared with the net earnings from operations of $12.1 million for the first quarter of 2003. Net income from operations excludes the effects of the “other-than-temporary impairment” write down and gains on sale of investment securities.

The Company owns two issues of Freddie Mac preferred stock. The first issue was acquired in March of 2001 and consists of a $40.0 million preferred security with an interest rate based on the twelve-month LIBOR interest rate. The second issue was purchased in October of 2001 and consists of a $23.8 million preferred security with interest based on the three-month LIBOR interest rate. LIBOR is the London Interbank Offered Rate, a common international interest rate index. The interest rate is variable and adjusts every twelve months on the first issue and every three months on the second issue. These securities have AA- credit ratings from the securities credit rating agencies. Both of the securities are callable by Freddie Mac at par.

Although these securities are technically equity securities, experts in the investment industry recognize that this type of security performs like a bond or a debt security. They are priced like a bond, and they are analyzed like a bond for investment purposes. In spite of having these bond characteristics, the Company was required to write the securities down $6.3 million solely because they do not have specific maturity dates. A maturity date would provide a date certain when the security would be redeemed at par or face value.

The value of these two securities increases and decreases with the fluctuation in interest rates. They increase in value when interest rates rise, and they decline in value when interest rates fall. These securities have had market values above and below their face values during the term of ownership. Current interest rates are at 45-year lows, and this resulted in the $6.3 million loss position as of March 31, 2004. It is expected that these investments will increase in value as interest rates rise. In fact, recent increases in the LIBOR interest rates have resulted in an increase in the value of these securities since March 31, 2004. However, accounting convention precludes the recognition of this increase in value until the security is sold.

The $6.3 million charge was prompted by an interpretation by the Emerging Issues Task Force of the American Institute of Certified Public Accountants in March of 2004 when it released its Issue No. 03-1 regarding the definition of “other-than-temporary impairment” of investments. This release established a three-step process for analyzing and evaluating an “other-than-temporary impairment” of an investment. As a result of this release, the accounting profession determined that an equity security must be considered “other-than-temporary impaired” if there is a material reduction in the market value of the equity security from its book value. This is regardless of the characteristics of the equity security.

The Company has a thorough asset and liability management program. This program and the attendant asset and liability practices are designed to minimize the effects of interest rate fluctuations on the earnings of the Company. This includes a blend of variable rate assets and fixed rate intended to smooth these interest rate fluctuations over interest rate cycles. The two Freddie Mac securities were acquired as a small part of this strategy.

Investment securities totaled $1.94 billion as of March 31, 2004. These securities all have specific maturity dates, except the two Freddie Mac securities which were subjected to the $6.3 million charge. It is also noted that the investment portfolio had a $40.8 million unrealized gain at the end of the quarter. However, as mentioned earlier, these gains cannot be recognized unless and until the securities are sold.

Total assets of the Company were a record $4.0 billion as of March 31, 2004. This is an increase of $615.2 million, or 18.12%, when compared with total assets of $3.40 billion on March 31, 2003. Total deposits of $2.70 billion were up $378.8 million, or 16.32%, over the total deposits of $2.32 billion at the same time last year. Gross loans and leases grew to $1.81 billion. They rose $354.8 million, or 24.34%, from $1.46 billion in 2003. The Wealth Management Group has over $1.1 billion in assets under administration.

CVB Financial Corp. reported $0.7 million in non-performing assets. This represents a ratio of non-performing assets to total assets of 0.02% as of March 31, 2004. In addition, the allowance for loan and lease losses of $22.0 million represented 1.21% of gross loans and leases, and 3,060.50% of non-performing loans. This compares with an allowance for loan and lease losses of $21.6 million on March 31, 2003, which represented 1.48% of gross loans and leases and 1,949.14% of non-performing loans.

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 30 cities with 37 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Citizens Business Bank was recently recognized at the Annual Strategic Issues Summit with the “Market Cap” Award. This Award was presented to recognize the Company for producing a return to its original shareholders of 41,034% — over 400 times the original investment. This is the highest return in the history of the banking industry in California. The Strategic Issues Summit is co-sponsored by Carpenter & Company and the California Bankers Association.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp. visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Stock tab.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of CVB Financial Corp., including its Annual Report on Form 10-K for the year ended December 31, 2003, and particularly the discussion on risk factors within that document.

      CVB FINANCIAL CORP.
       CONSOLIDATED BALANCE SHEET
      (unaudited)
      dollars in thousands
                                                                    March 31,            December 31,
                                                         ------------------------------  ------------
                                                             2004            2003           2003
                                                        -------------    -------------  ------------
      Assets:
      Federal funds sold and reverse repos              $          -     $          -   $         -
      Investment Securities available-for-sale             1,902,503        1,728,547     1,865,782
      Investment in stock of Federal Home Loan Bank(FHLB)     42,022           34,900        37,966
      Loans and lease finance receivables                  1,812,487        1,457,685     1,759,941
         Less allowance for credit losses                    (22,005)         (21,616)      (21,282)
                                                        -------------    -------------  ------------
         Net loans and lease finance receivables           1,790,482        1,436,069     1,738,659
                                                        -------------    -------------  ------------
               Total earning assets                        3,735,007        3,199,516     3,642,407
      Cash and due from banks                                118,156          109,164       112,008
      Premises and equipment, net                             30,035           30,527        31,069
      Goodwill and intangibles                                26,605           15,608        26,901
      Cash value of life insurance                            66,012           15,801        15,800
      Other assets                                            34,101           24,128        26,164
                                                        -------------    -------------  ------------
              TOTAL                                   $    4,009,916     $  3,394,744   $ 3,854,349
                                                        =============    =============  ============

      Liabilities and Stockholders' Equity
      Liabilities:
         Deposits:
             Demand Deposits(noninterest-bearing)       $  1,153,994          893,067     1,142,330
             Investment Checking                             223,561          196,958       227,031
             Savings/MMDA                                    798,875          665,983       732,992
             Time Deposits                                   522,826          564,487       558,157
                                                        -------------    -------------  ------------
                Total Deposits                             2,699,256        2,320,495     2,660,510

        Demand Note to U.S. Treasury                           1,829                -         3,834
        Borrowings                                           885,900          723,000       786,500
        Junior Subordinated Debentures                        82,476                -        82,476
        Other liabilities                                     44,026           85,083        35,593
                                                        -------------    -------------  ------------
                Total Liabilities                          3,713,487        3,128,578     3,568,913
      Stockholders' equity:
         Stockholders' equity                                272,769          242,681       268,156
         Accumulated other comprehensive income
            (loss), net of tax                                23,660           23,485        17,280
                                                        -------------    -------------  ------------
                                                             296,429          266,166       285,436
                                                        -------------    -------------  ------------
            TOTAL                                       $  4,009,916     $  3,394,744  $  3,854,349
                                                        =============    =============  ============

    CVB FINANCIAL CORP.
       CONSOLIDATED AVERAGE BALANCE SHEET
      (unaudited)
      dollars in thousands
                                                         Three months ended March 31,
                                                             2004            2003
                                                        -------------    -------------
      Assets:
      Federal funds sold and reverse repos              $        879     $        889
      Investment securities available-for-sale             1,887,734        1,445,294
      Investment in stock of Federal Home Loan Bank(FHLB)     39,590           23,872
      Loans and lease finance receivables                  1,766,715        1,434,083
         Less allowance for credit losses                    (21,734)         (21,662)
                                                        -------------    -------------
         Net loans and lease finance receivables           1,744,981        1,412,421
                                                        -------------    -------------
               Total earning assets                        3,673,184        2,882,476
      Cash and due from banks                                108,279          112,391
      Premises and equipment, net                             30,718           29,875
      Goodwill and intangibles                                26,734           15,733
      Cash value of life insurance                            34,393           13,681
      Other assets                                            52,564           22,819
                                                        -------------    -------------
           TOTAL                                        $  3,925,872    $   3,076,975
                                                        =============    =============

      Liabilities and Stockholders' Equity
      Liabilities:
         Deposits:
             Noninterest-bearing                       $   1,102,699    $     893,495
             Interest-bearing                              1,537,215        1,394,383
                                                         -------------    -------------
                Total Deposits                             2,639,914        2,287,878

        Other borrowings                                     866,174          470,519
        Junior Subordinated Debentures                        82,476                -
        Other liabilities                                     43,600           51,030
                                                        -------------    -------------
                Total Liabilities                          3,632,164        2,809,427
      Stockholders' equity:
         Stockholders' equity                                276,398          241,916
         Accumulated other comprehensive income
            (loss), net of tax                                17,310           25,632
                                                        -------------    -------------
                                                             293,708          267,548
                                                        -------------     ------------
             TOTAL                                     $   3,925,872     $  3,076,975
                                                        =============    =============

CVB FINANCIAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF EARNINGS
                            (unaudited)
           dollar amounts in thousands, except per share

                                                                        For the Three Months
                                                                           Ended March 31
                                                                       2004           2003>
                                                                  -------------  -------------
     Interest Income:
      Loans, including fees                                       $     26,250   $     23,819
      Investment securities:
         Taxable                                                        15,728         12,384
         Tax-advantaged                                                  3,971          4,130
                                                                     ----------     ----------
                 Total investment income                                19,699         16,514
      Federal funds sold                                                     2             12
                                                                      ----------     ----------
                Total interest income                                   45,951         40,345
    Interest Expense:
      Deposits                                                           3,683          4,516
      Borrowings and junior subordinated debentures                      6,704          4,590
                                                                      ----------     ----------
                Total interest expense                                  10,387          9,106
                                                                     ----------     ----------
        Net interest income before provision for credit losses          35,564         31,239
    Provision for credit losses                                              -              -
                                                                     ----------     ----------
        Net interest income after
           provision for credit losses                                  35,564         31,239
    Other Operating Income:
       Service charges on deposit accounts                               3,793          3,696
       Wealth Management services                                        1,162          1,047
       Gains on sale of investment securities                                -            794
       Other-than-temporary impairment write down                       (6,300)             -
       Other                                                             2,126          1,352
                                                                     ----------     ----------
                Total other operating income                               781          6,889
    Other operating expenses:
       Salaries and employee benefits                                   11,742          9,988
       Occupancy                                                         1,774          1,551
       Equipment                                                         1,856          1,492
       Professional services                                             1,121            682
       Amortization of intangible assets                                   296            111
       Other                                                             4,716          3,915
                                                                     ----------     ----------
                Total other operating expenses                          21,505         17,739
                                                                      ----------     ----------
    Earnings before income taxes                                        14,840         20,389
    Income taxes                                                         4,768          7,685
                                                                   -------------  -------------
        Net earnings                                              $     10,072   $     12,704
                                                                  =============  =============
     Basic earnings per common share                              $       0.21   $       0.26
                                                                  =============  =============
    Diluted earnings per common share                             $       0.20   $       0.26
                                                                  =============  =============
    Cash dividends per common share                               $       0.12   $       0.12
                                                                  =============  =============

     All per share information has been retroactively adjusted to reflect the 10% stock dividend declared on December 17, 2003.

                                                                    Three months ended March 31,
                                                                      2004                2003
                                                                -----------------   -----------------

       Interest income - (Tax Effective)(te)                             $47,234             $41,673
       Interest Expense                                                   10,387               9,106
                                                                -----------------   -----------------
        Net Interest income - (te)                                       $36,847             $32,567
                                                                =================   =================

       Other-than-temporary impairment write-down                        ($6,300)                  -
       Gain(Loss) on sale of securities                                        -                $794
       Gain on sale of OREO                                                    -                   -

       Return on average assets                                            1.03%               1.67%
       Return on average equity                                           13.79%              19.25%
       Efficiency ratio                                                   59.17%              46.52%
       Net interest margin (te)                                            4.02%               4.54%

       Weighted average shares outstanding
           Diluted                                                    49,188,886          49,002,301
           Basic                                                      48,356,327          47,993,075
       Dividend payout ratio                                              59.27%              41.75%

       Number of shares outstanding-EOP                               48,386,418          48,068,387
       Book value per share                                                $6.12               $5.44

                                                                              March 31,
                                                                      2004                2003
                                                                -----------------   -----------------
        Non-performing Assets (dollar amount in thousands):
       Non-accrual loans                                                    $719                $858
       Loans past due 90 days or more
         and still accruing interest                                           -                 251
       Restructured loans                                                      -                   -
       Other real estate owned (OREO), net                                     -                   -
                                                                -----------------   -----------------
       Total non-performing assets                                          $719              $1,109
                                                                =================   =================

       Percentage of non-performing assets
         to total loans outstanding and OREO                               0.04%               0.08%

       Percentage of non-performing
         assets to total assets                                            0.02%               0.03%

       Non-performing assets to
       allowance for loan losses                                           3.27%               5.13%

       Net loan losses to Average loans                                    0.04%               0.01%

       Allowance for Credit Losses:
        Beginning Balance                                                $21,282             $21,666
           Total Loans Charged-Off                                          (308)               (217)
           Total Loans Recovered                                           1,031                 167
                                                                -----------------   -----------------
       Net Loans Recovery (Charged-Off)                                      723                 (50)
       Provision Charged to Operating Expense                                  -                   -
                                                                -----------------   -----------------
        Allowance for Credit Losses at End of period                     $22,005             $21,616
                                                                =================   =================

       Financial Measure That Supplement GAAP

       Our discussions sometimes contain financial information not required to be presented by generally accepted accounting principles (GAAP). We do this to better inform readers of our financial statements. The SEC requires us to present a reconciliation of GAAP presentation with non-GAAP presentation.

       The following table reconciles the differences in net earnings with and without the other-than-temporary impairment write down and net gains on sale of investment securities in conformity with GAAP:

       Net Earnings Reconciliation (non-GAAP disclosure):                 Three months ended March 31,
                                                                           2004                  2003
                                                                         -----------          -----------
       Net earnings without the other-than-temporary impairment
       write-down and net gain on sale of securities                      $14,348                $12,209
            Other-than-temporary impairment write-down, net of tax         (4,276)                     -
            Net gains on sale of securities, net of tax                         -                    495
                                                                        -----------            -----------
       Reported net earnings                                              $10,072                $12,704
                                                                        ===========            ===========

       Other-than-temporary impairment write-down                         ($6,300)                      -
       Gains on sale of securities                                              -                    $794
       Tax effect                                                           2,024                    (299)
                                                                        -----------            -----------
       Net of taxes                                                       ($4,276)                   $495
                                                                        ===========            ===========

       We have presented net earnings without the other-than-temporary impairment write down and the realized gains of investment securities to show shareholders the earnings from operations unaffected by the impact of these items. We believe this presentation allows the reader to more easily determine the operational profit of the Company.